UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

BTCS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55141	90-1096644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9466 Georgia Avenue #124, Silver Spring, MD 20910

(Address of Principal Executive Offices, and Zip Code)

(202) 430-6576

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BTCS	The Nasdaq Stock Market (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 13, 2022, the 2022 annual meeting of stockholders (the “Annual Meeting”) of BTCS Inc., a Nevada corporation (the “Company”) was held. The following proposals were submitted to a vote by the Company’s stockholders at the Annual Meeting: (i) election of five members to the Company’s Board of Directors for a one-year term expiring at the next annual meeting of stockholders (Proposal 1); (ii) approval of an amendment to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of common stock authorized for issuance under the 2021 Plan from 2,000,000 to 7,000,000 shares (Proposal 2); (iii) ratification of the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 3); (iv) approval on a non-binding advisory basis of the compensation of the Company’s named executive officers (Proposal 4); (v) approval on a non-binding advisory basis the frequency with which the stockholders shall vote to approve executive compensation (Proposal 5); and (vi) approval of an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting (Proposal 6). All of these proposals were described in more detail in the Company’s definitive proxy statement, as amended, filed with the Securities and Exchange Commission on April 26, 2022.

Set forth below are the voting results on the proposals submitted to the stockholders for approval at the Annual Meeting.

Proposal 1. The Company’s stockholders voted to elect the following five directors to hold office for a one-year term expiring at the next annual meeting of stockholders.

Directors	Votes For	Votes Withheld	Broker Non-Votes
Charles Allen	5,484,429	35,860	2,896,457
Michal Handerhan	5,459,338	60,951	2,896,457
David Garrity	5,386,376	133,913	2,896,457
Charles Lee	5,400,276	120,013	2,896,457
Carol Van Cleef	5,378,209	142,080	2,896,457

Proposal 2. The Company’s stockholders voted to approve the Company’s 2021 Plan to increase the number of shares of common stock authorized for issuance under the 2021 Plan from 2,000,000 to 7,000,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,873,950	622,695	23,644	2,896,457

Proposal 3. The Company’s stockholders voted to ratify the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Votes For	Votes Against	Abstentions
8,261,877	117,918	36,951

Proposal 4. The Company’s stockholders voted to approve on a non-binding advisory basis the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,318,437	119,789	82,063	2,896,457

Proposal 5. The Company’s stockholders voted to approve on a non-binding advisory basis the frequency with which the stockholders shall vote to approve executive compensation.

Votes For One Year	Votes For Two Years	Votes for Three Years	Abstentions
662,508	43,656	4,774,924	39,201

Subsequent to the Annual Meeting, the Board determined, in light of the voting results, to hold a stockholder vote on the compensation of executive officers every three years.

As there were sufficient votes to approve proposals 1 through 5, proposal 6 was moot.

There were 12,627,385 shares outstanding on the record date of the meeting and a total of 8,416,746 shares were voted or represented by proxy, which represented approximately 67% of the voting power entitled to vote at the Annual Meeting. Each of the five nominees for director was elected to serve until the next annual meeting of stockholders and until such nominee’s successor has been elected and qualified, or until such nominee’s earlier death, resignation, or removal and stockholders voted for three years under Proposal 5. Additionally, all other proposals were approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Date: June 13, 2022	By:	/s/ Charles W. Allen
	Name:	Charles W. Allen
	Title:	Chief Executive Officer